UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 5, 2010

POKERTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

O     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
O     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
O     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
O     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Company”), in connection with the items set forth below.

Item 1.01	Amendment of a Material Definitive Agreement.

Pursuant to an Amendment to Inventory Purchase Commitment, dated August 5, 2010, between the Company and ICP Electronics, Inc. (“ICP”), the parties agreed that the Company’s obligation to make the balance of 15 monthly payments of $39,389 in return for future deliveries of Heads-Up Challenge inventory would be terminated immediately.

In addition, since the remaining inventory held by ICP will become obsolete and ultimately be scrapped, the Company agreed to make the following payments to ICP: $52,617.82 on August 5, 2010; $52,617.82 on September 1, 2010; and $52,617.83 on October 1, 2010.

As part of the Amendment, ICP agreed to complete assembly and ship the 141 Heads-Up Challenge units previously paid for by the Company in accordance with a shipping schedule to be mutually agreed upon by ICP and the Company. A copy of the Amendment is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2010, the Company issued a press release announcing its financial results for its second quarter ended June 30, 2010 and other developments described herein. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 2.05	Costs Associated with Exit or Disposal Activity.

On August 5, 2010, the Board of Directors of the Company approved a plan to exit its Amusement business consisting of the manufacture and sale of Heads-Up Challenge units. The Company’s strategic plan is to focus on expanding its higher margin gaming business. The Company’s decision to exit the Amusement business, which has generated consistently declining revenues over the past few years and in management’s view, has a shrinking market, is consistent with this strategy. The Company expects to complete the exit from its Amusement business by March 31, 2011.

In connection with management’s evaluation of the Amusement business, which led to the decision to discontinue the business, management evaluated the trend of declining selling prices and margins in the first half of 2010 and determined the carrying value of the Amusement assets required adjustment to reflect those assets at the lower of cost or market. In addition, the Company’s obligations to purchase additional Amusement product was determined to be an unfavorable purchase commitment requiring recognition in the financial statements as of June 30, 2010.

As a result, the Company recorded pre-tax charges of $1.1 million for the period ended June 30, 2010 which are included in income from operations.

The components of the $1.1 million charge as of June 30, 2010 are as follows:

Inventory – adjustment to lower of cost or market	$462,812
Heads-Up Challenge Units – adjustment to lower of cost or market	275,669
Property and Equipment – accelerated depreciation	150,507
Recognition of unfavorable purchase obligation and related costs	166,573

Total	$1,055,561

The Company does not expect to incur any other material transaction fees, severance costs, or other costs in connection with exiting the Amusement business.

Beginning with the September 30, 2010 reporting period, the Amusement segment will be treated as discontinued operations under generally accepted accounting principles, and all prior periods will be recast to reflect discontinued operations treatment.

Item 2.06	Material Impairments.

The information discussed above in Item 2.05 is hereby incorporated by reference.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment to Inventory Purchase Commitment, dated August 5, 2010.

99.1	Press release, dated August 10, 2010, announcing the financial results of PokerTek, Inc. for its second quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date:	August 10, 2010	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to Inventory Purchase Commitment, dated August 5, 2010.

99.1	Press release, dated August 10, 2010, announcing the financial results of PokerTek, Inc. for its second quarter ended June 30, 2010.

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